Exhibit 99.1

Level 3 Reports Fourth Quarter and Full Year 2013 Results

Full Year 2013 Highlights

•                  For the full year 2013, grew CNS revenue by 2.9 percent and Enterprise CNS revenue by 6.8 percent year-over-year, on a constant currency basis

•                  Grew Adjusted EBITDA 11 percent for the full year 2013 compared to the full year 2012

•                  Free Cash Flow for full year 2013 was positive $29 million, excluding interest rate swap payments of $46 million and accelerated cash interest expense payments of $30 million

BROOMFIELD, Colo., Feb. 5, 2014 — Level 3 Communications, Inc. (NYSE: LVLT) reported total revenue of $1.602 billion for the fourth quarter 2013, compared to $1.614 billion for the fourth quarter 2012. For the full year 2013, total revenue was $6.313 billion, compared to $6.376 billion for the full year 2012.

The company generated net income of $14 million and $0.06 per share for the fourth quarter 2013, compared to a net loss of $56 million and ($0.26) for the fourth quarter 2012.

Adjusted EBITDA was $466 million in the fourth quarter 2013, which included a $10 million non-recurring, legacy Latin America non-income tax benefit.

“We had a strong finish to 2013 as our fourth quarter revenue benefited from both underlying growth and seasonal strength,” said Jeff Storey, president and CEO of Level 3. “Level 3’s global network and differentiated customer experience continue to resonate with enterprises, leading to solid CNS enterprise growth of 6.8 percent for the full year 2013.  We are well-positioned for improved growth in 2014.”

Financial Results

Metric ($ in millions)	Fourth Quarter 2013	Fourth Quarter 2012, Pro Forma(3)	Third Quarter 2013	Full Year 2013	Full Year 2012, Pro Forma(3)
Core Network Services Revenue	$1,443	$1,391	$1,397	$5,591	$5,463
Wholesale Voice Services and Other Revenue	$159	$223	$172	$722	$913
Total Revenue	$1,602	$1,614	$1,569	$6,313	$6,376
Adjusted EBITDA(1)(2)	$466	$407	$385	$1,624	$1,459
Capital Expenditures	$189	$198	$194	$760	$743
Unlevered Cash Flow(1)	$358	$325	$88	$627	$528
Free Cash Flow(1)	$197	$202	$(90)	$(47)	$(165)
Gross Margin(1)	61.4%	59.4%	61.2%	60.9%	59.2%
Adjusted EBITDA Margin(1)(2)	29.1%	25.2%	24.5%	25.7%	22.9%
Net Income/(Loss)	$14	$(56)	$(21)	$(109)	$(422)
Net Income/(Loss) per Share	$0.06	$(0.26)	$(0.09)	$(0.49)	$(1.96)

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures

(2)         Adjusted EBITDA for the fourth quarter 2013 includes a $10 million non-recurring Latin American tax benefit. Adjusted EBITDA for the fourth quarter 2012 includes a $27 million net benefit from a non-cash reduction in asset retirement obligations (ARO) of $47 million, partially offset by severance and related charges of $20 million. Adjusted EBITDA for 3Q13 includes $30 million of severance charges

(3)         References to “pro forma” figures reference revenue that was reallocated in the fourth quarter 2012 to more accurately reflect the revenue attribution by region and customer channels.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Fourth Quarter 2013	Fourth Quarter 2012, Pro Forma(2)	Percent Change, Constant Currency	Third Quarter 2013	Percent Change, Constant Currency	Full Year 2013	Full Year 2012, Pro Forma(2)	Percent Change, Constant Currency
North America	$1,025	$979	5%	$987	4%	$3,949	$3,840	3%
Wholesale	$374	$392	(5)%	$365	2%	$1,478	$1,541	(4)%
Enterprise	$651	$587	11%	$622	5%	$2,471	$2,299	8%

EMEA	$223	$228	(4)%	$222	(2)%	$888	$911	(3)%
Wholesale	$89	$87	—	$88	(1)%	$354	$364	(4)%
Enterprise	$105	$99	4%	$102	—	$403	$372	8%
UK Government	$29	$42	(31)%	$32	(13)%	$131	$175	(23)%

Latin America	$195	$184	11%	$188	5%	$754	$712	11%
Wholesale	$41	$41	4%	$39	6%	$160	$156	5%
Enterprise	$154	$143	14%	$149	4%	$594	$556	12%

Total CNS Revenue	$1,443	$1,391	4%	$1,397	3%	$5,591	$5,463	3%
Wholesale	$504	$520	(4)%	$492	2%	$1,992	$2,061	(3)%
Enterprise(1)	$939	$871	9%	$905	3%	$3,599	$3,402	7%

(1)         Includes EMEA UK Government

(2)         References to “pro forma” figures reference revenue that was reallocated in the fourth quarter 2012 to more accurately reflect the revenue attribution by region and customer channels.

Core Network Services Revenue

CNS revenue was $1.443 billion in the fourth quarter 2013, increasing 4.1 percent year-over-year on a constant currency basis.

For the full year 2013, CNS revenue grew 2.9 percent to $5.591 billion, driven by Enterprise CNS revenue growth of 6.8 percent, both on a constant currency basis. CNS revenue for the full year 2012 was $5.463 billion.

Deferred Revenue

The deferred revenue balance was $1.159 billion at the end of the fourth quarter 2013, compared to $1.138 billion at the end of the fourth quarter 2012.

Cost of Revenue

Cost of revenue for the fourth quarter 2013 was $618 million, compared to $655 million in the fourth quarter 2012. For the full year 2013, cost of revenue decreased to $2.471 billion, compared to $2.602 billion for the full year 2012.

For the fourth quarter 2013, gross margin increased to 61.4 percent, compared to 59.4 percent for the fourth quarter 2012.

Gross margin increased to 60.9 percent for the full year 2013, compared to 59.2 percent for the full year 2012.

Selling, General and Administrative (SG&A) Expenses

Excluding non-cash compensation expense, SG&A expenses were $518 million for the fourth quarter 2013, benefitting from cost savings actions taken in the third quarter 2013. SG&A expenses were $552 million in the fourth quarter 2012.

For the fourth quarter 2013, non-cash compensation expense was $36 million. Non-cash compensation expense was $33 million for the fourth quarter 2012.

For the full year 2013, excluding non-cash compensation expense, SG&A was $2.218 billion, compared to $2.315 billion for the full year 2012.

Adjusted EBITDA

For the fourth quarter 2013, Adjusted EBITDA increased to $466 million, or $456 million excluding a $10 million non-recurring, legacy Latin America non-income tax benefit. This compared to $407 million for the fourth quarter 2012.

For the full year 2013, Adjusted EBITDA grew approximately 11 percent to $1.624 billion compared to $1.459 billion for the full year 2012.

Adjusted EBITDA margin was 29.1 percent in the fourth quarter 2013 or 28.5 percent, excluding the non-income tax benefit. This compared to 25.2 percent in the fourth quarter 2012.

For the full year 2013, Adjusted EBITDA margin was 25.7 percent, compared to 22.9 percent for the full year 2012.

Cash Flow and Capital Markets Transactions

During the fourth quarter 2013, Unlevered Cash Flow was $358 million, compared to $325 million for the fourth quarter 2012.

Free Cash Flow was positive $197 million for the fourth quarter 2013, compared to $202 million in the fourth quarter 2012.

For the full year 2013, Unlevered Cash Flow was $627 million, compared to $528 million in 2012.

Free Cash Flow was positive $29 million for the full year 2013, excluding cash interest expense payments of $30 million that were accelerated into 2013 from 2014 and payments of approximately $46 million for interest rate swap obligations. Free Cash Flow was negative $165 million for the full year 2012.

Capital expenditures were $189 million for the fourth quarter 2013, compared to $198 million for the fourth quarter 2012. For the full year 2013, capital expenditures were $760 million, 12 percent of total revenue, compared to $743 million for the full year 2012.

In the fourth quarter 2013, the company completed the refinancing of approximately $2.1 billion in capital markets transactions. In addition, in December 2013 the holders of the company’s 6.5% Convertible Senior Notes due 2016 converted approximately $200 million outstanding principal amount of those notes into equity and the company redeemed the remaining approximately $1 million outstanding principal amount of those notes.

As of Dec. 31, 2013, the company had cash of approximately $631 million.

2014 Reporting Changes

Historically, the company has paid 60 percent of employee annual bonuses in stock compensation and 40 percent in cash. Beginning in 2014, the company will accrue the entire bonus compensation within SG&A as cash compensation. Had the company made this change in 2013, there would have been an increase in cash compensation expense within SG&A of $59 million, offset by an equal decrease in non-cash compensation expense, and Adjusted EBITDA would have been $1.565 billion, pro forma for the change.

The company expects this change will reduce the number of shares of common stock issued going forward.

The following table reports 2013 Adjusted EBITDA both without these changes and assuming these changes were in effect for all of 2013:

Metric ($ in millions)	Full Year 2013	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013
Reported Adjusted EBITDA	$1,624	$466	$385	$387	$386
Bonus-related Non-Cash Compensation	$59	$18	$11	$15	$15
Pro Forma Adjusted EBITDA, adjusted for bonus-related Non-Cash Compensation	$1,565	$448	$374	$372	$371
Pro Forma Adjusted EBITDA Margin, adjusted for bonus-related Non-Cash Compensation	24.8%	28.0%	23.8%	23.8%	23.6%

Beginning in 2014, the company will discontinue the separate reporting of UK Government CNS revenue. This change provides consistency with the company’s reporting of its other operating regions and its overall wholesale and enterprise channels. Going forward, UK Government CNS revenue will be included in EMEA Enterprise CNS revenue.

Pro forma for these changes for 2013, EMEA CNS revenue was:

CNS Revenue ($ in millions)	Full Year 2013	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013
EMEA	$888	$223	$222	$220	$223
Wholesale	$354	$89	$88	$88	$89
Enterprise	$534	$134	$134	$132	$134

The pro forma reporting for these changes for the full year 2013 by quarter is provided in the supplemental schedules on the Investor Relations section of the Level 3 website.

2014 Business Outlook

“In 2014, we look forward to building on the strong foundation for growth in revenue, Adjusted EBITDA and free cash flow that we laid in 2013,” said Sunit Patel, executive vice president and CFO of Level 3. “Overall for the full year 2014, we expect CNS revenue growth to be higher than the 2.9 percent growth we saw for the full year 2013, on a constant currency basis.

“From the starting point of $1.565 billion, pro forma for the change in cash bonus compensation, we expect Adjusted EBITDA to grow 11 to 14 percent for the full year 2014 compared to the full year 2013. We expect to generate Free Cash Flow of $225-$275 million for the full year 2014.”

For the full year 2014, the company also expects:

•                  GAAP interest expense of approximately $600 million

•                  Net cash interest expense of approximately $560 million

•                  Capital expenditures of approximately 12 to 13 percent of total revenue

•                  Depreciation and Amortization of approximately $750 million

•                  GAAP income tax expense of approximately $70 million

“For the first quarter 2014, we expect CNS revenue to be roughly flat on a sequential basis, due to the typical reversal in seasonally strong fourth quarter revenue offset by continued underlying growth,” continued Patel. “Our fourth quarter Adjusted EBITDA was $438 adjusting for the $10 million Latin America tax benefit and the $18 million of bonus-related Non-Cash Compensation. With that in mind, we expect Adjusted EBITDA to be roughly flat for the first quarter 2014 compared to the $438 million in the fourth quarter 2013.”

Conference Call and Website Information

The fourth quarter 2013 results conference call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com/investor-relations/presentations-and-events/default.aspx. Additional information regarding the fourth quarter 2013 results, including the presentation that management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at 1 877-283-5643 (U.S. Domestic) or 1 312-281-1201 (International). Questions can also be sent to Investor.Relations@level3.com.

The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at 2 p.m. ET on Feb. 5 until midnight ET on May 5. The replay can be accessed by dialing 1 800-633-8284 (U.S. Domestic) or 1 402-977-9140 (International), conference code 21703003.

For additional information, please call 1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries over a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Website Access to Company Information

Level 3 maintains a corporate website at www.level3.com, and you can find additional information about the company through the Investors pages on that website at http://investors.level3.com/investor-relations/default.aspx.  Level 3 uses its website as a channel of distribution of important information about the company. Level 3 routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investor Relations web pages.

Visitors to the Investors Relations web pages can view and print copies of Level 3’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q, 8-K, as soon as reasonably practicable after those filings are made with the SEC.

Copies of the charters for each of the Audit, Compensation and Nominating and Governance committees of Level 3’s Board of Directors, its Corporate Governance Guidelines, Code of Ethics, press releases and analysts and investor conference presentations are all available through the Investor Relations web pages.

Please note that the information contained on any of Level 3’s web sites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference in that document.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the Global Crossing acquisition or otherwise realize the anticipated benefits thereof; manage risks associated with continued uncertainty in the global economy; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; manage the future expansion or adaptation of its network to remain competitive; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Kimmie Greene	Mark Stoutenberg
+1 720-888-7877	+1 720-888-2518
Kimmie.Greene@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Gross Margin ($) is defined as total revenue less cost of revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by total revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q4 2013

(in millions)

Net Income	$14
Income Tax Benefit	(1)
Total Other Expense	206
Depreciation and Amortization	204
Non-Cash Stock Compensation	36
Non-Cash Impairment	7
Adjusted EBITDA	$466

Adjusted EBITDA Margin	29.1%

Adjusted EBITDA Metric

Q3 2013

(in millions)

Net Loss	$(21)
Income Tax Expense	14
Total Other Expense	159
Depreciation and Amortization	203
Non-Cash Stock Compensation	30
Adjusted EBITDA	$385

Adjusted EBITDA Margin	24.5%

Adjusted EBITDA Metric

Q4 2012

(in millions)

Net Loss	$(56)
Income Tax Expense	13
Total Other Expense	231
Depreciation and Amortization	186
Non-Cash Stock Compensation	33
Adjusted EBITDA	$407

Adjusted EBITDA Margin	25.2%

Adjusted EBITDA Metric

Year Ended December 31, 2013

(in millions)

Net Loss	$(109)
Income Tax Expense	38
Total Other Expense	737
Depreciation and Amortization	800
Non-Cash Stock Compensation	151
Non-Cash Impairment	7
Adjusted EBITDA	$1,624

Adjusted EBITDA Margin	25.7%

Adjusted EBITDA Metric

Year Ended December 31, 2012

(in millions)

Net Loss	$(422)
Income Tax Expense	48
Total Other Expense	949
Depreciation and Amortization	749
Non-Cash Stock Compensation	135
Adjusted EBITDA	$1,459

Adjusted EBITDA Margin	22.9%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2013	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$386	$386
Capital Expenditures	(189)	(189)
Cash Interest Paid	161	N/A
Interest Income	—	N/A
Total	$358	$197

Unlevered Cash Flow and Free Cash Flow
Three Months Ended September 30, 2013	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$104	$104
Capital Expenditures	(194)	(194)
Cash Interest Paid	178	N/A
Interest Income	—	N/A
Total	$88	$(90)

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$400	$400
Capital Expenditures	(198)	(198)
Cash Interest Paid	123	N/A
Interest Income	—	N/A
Total	$325	$202

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2013	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$713	$713
Capital Expenditures	(760)	(760)
Cash Interest Paid	674	N/A
Interest Income	—	N/A
Total	$627	$(47)

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$578	$578
Capital Expenditures	(743)	(743)
Cash Interest Paid	695	N/A
Interest Income	(2)	N/A
Total	$528	$(165)

							4Q13/		4Q13/
							4Q12%		3Q13%
						4Q13/	Change	4Q13/	Change	4Q13
	Regional Revenue by Channel					4Q12%	Constant	3Q13%	Constant	%	FY	FY
	4Q12	1Q13	2Q13	3Q13	4Q13	Change	Currency	Change	Currency	CNS	2012	2013

CNS Revenue ($ in millions)
North America	$979	$967	$970	$987	$1,025	4.7%	4.6%	3.9%	3.7%	71%	$3,840	$3,949
Wholesale	$392	$372	$367	$365	$374	(4.6)%	(5.1)%	2.5%	2.1%	26%	$1,541	$1,478
Enterprise	$587	$595	$603	$622	$651	10.9%	11.2%	4.7%	4.7%	45%	$2,299	$2,471

EMEA	$228	$223	$220	$222	$223	(2.2)%	(3.9)%	0.5%	(2.4)%	15%	$911	$888
Wholesale	$87	$89	$88	$88	$89	2.3%	0.2%	1.1%	(0.8)%	6%	$364	$354
Enterprise	$99	$97	$99	$102	$105	6.1%	4.2%	2.9%	(0.3)%	7%	$372	$403
UK Government	$42	$37	$33	$32	$29	(31.0)%	(31.2)%	(9.4)%	(13.3)%	2%	$175	$131

Latin America	$184	$182	$189	$188	$195	6.0%	11.3%	3.7%	4.7%	14%	$712	$754
Wholesale	$41	$40	$40	$39	$41	—%	3.6%	5.1%	6.2%	3%	$156	$160
Enterprise	$143	$142	$149	$149	$154	7.7%	13.5%	3.4%	4.3%	11%	$556	$594

Total	$1,391	$1,372	$1,379	$1,397	$1,443	3.7%	4.1%	3.3%	2.9%	100%	$5,463	$5,591
Wholesale	$520	$501	$495	$492	$504	(3.1)%	(3.5)%	2.4%	1.9%	35%	$2,061	$1,992
Enterprise(1)	$871	$871	$884	$905	$939	7.8%	8.7%	3.8%	3.4%	65%	$3,402	$3,599

Total CNS	$1,391	$1,372	$1,379	$1,397	$1,443	3.7%	4.1%	3.3%	2.9%		$5,463	$5,591
Wholesale Voice Services and Other Revenue	223	205	186	172	159	(28.7)%	(28.4)%	(7.6)%	(7.6)%		913	722
Total Revenue	$1,614	$1,577	$1,565	$1,569	$1,602	(0.7)%	(0.4)%	2.1%	1.7%		$6,376	$6,313

(1) Includes EMEA UK Government Revenue

						4Q13/	4Q13/	4Q13
	Services Revenue					4Q12%	3Q13%	%	FY	FY
	4Q12	1Q13	2Q13	3Q13	4Q13	Change	Change	CNS	2012	2013

Core Network Services Revenue ($ in millions)
Colocation and Datacenter Services	$145	$142	$145	$144	$154	6.2%	6.9%	11%	$561	$585
Transport and Fiber	$494	$484	$488	$491	$499	1.0%	1.6%	35%	$1,950	$1,962
IP and Data Services	$512	$510	$514	$528	$554	8.2%	4.9%	38%	$2,002	$2,106
Voice Services (Local and Enterprise)	$240	$236	$232	$234	$236	(1.7)%	0.9%	16%	$950	$938
Total Core Network Services	$1,391	$1,372	$1,379	$1,397	$1,443	3.7%	3.3%	100%	$5,463	$5,591
Wholesale Voice Services and Other	$223	$205	$186	$172	$159	(28.7)%	(7.6)%		$913	$722
Total Revenue	$1,614	$1,577	$1,565	$1,569	$1,602	(0.7)%	2.1%		$6,376	$6,313

Debt is defined as total gross debt, including capital leases from the Consolidated Balance Sheet.

Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to LTM Adjusted EBITDA Ratio as of December 31, 2013

($ in millions)

Debt	$8,392
Cash and Cash Equivalents	(631)
Net Debt	$7,761
LTM Adjusted EBITDA	$1,624
Net Debt to LTM Adjusted EBITDA Ratio	4.8

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended
(dollars in millions, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenue	$1,602	$1,569	$1,614	$6,313	$6,376

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	618	608	655	2,471	2,602
Depreciation and Amortization	204	203	186	800	749
Selling, General and Administrative	561	606	585	2,376	2,450
Total Costs and Expenses	1,383	1,417	1,426	5,647	5,801

Operating Income	219	152	188	666	575

Other Income (Expense):
Interest income	—	—	—	—	2
Interest expense	(148)	(165)	(175)	(649)	(733)
Loss on modification and extinguishment of debt, net	(67)	(17)	(50)	(84)	(160)
Other, net	9	23	(6)	(4)	(58)
Total Other Expense	(206)	(159)	(231)	(737)	(949)

Income (Loss) Before Income Taxes	13	(7)	(43)	(71)	(374)

Income Tax (Expense) Benefit	1	(14)	(13)	(38)	(48)

Net Income (Loss)	$14	$(21)	$(56)	$(109)	$(422)

Basic and Diluted Earnings per Common Share:
Basic and Diluted Net Income (Loss) per Share	$0.06	$(0.09)	$(0.26)	$(0.49)	$(1.96)
Weighted-Average Shares Outstanding (in thousands) used to calculate Basic Earnings per Common Share	225,840	222,679	217,924	222,368	215,356
Weighted-Average Shares Outstanding (in thousands) used to calculate Diluted Earnings per Common Share	228,827	222,679	217,924	222,368	215,356

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

(dollars in millions)	December 31, 2013	September 30, 2013	December 31, 2012

Assets

Current Assets:
Cash and cash equivalents	$631	$507	$979
Restricted cash and securities	7	7	8
Receivables, less allowances for doubtful accounts	673	738	714
Other	143	187	141
Total Current Assets	1,454	1,439	1,842

Property, Plant and Equipment, net	8,240	8,230	8,199
Restricted Cash and Securities	23	23	35
Goodwill	2,577	2,567	2,565
Other Intangibles, net	205	223	268
Other Assets	375	370	398
Total Assets	$12,874	$12,852	$13,307

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$625	$633	$779
Current portion of long-term debt	31	21	216
Accrued payroll and employee benefits	209	212	211
Accrued interest	160	170	209
Current portion of deferred revenue	253	219	251
Other	168	175	136
Total Current Liabilities	1,446	1,430	1,802

Long-Term Debt, less current portion	8,331	8,537	8,516
Deferred Revenue, less current portion	906	896	887
Other Liabilities	780	842	931
Total Liabilities	11,463	11,705	12,136

Stockholders’ Equity	1,411	1,147	1,171
Total Liabilities and Stockholders’ Equity	$12,874	$12,852	$13,307

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
(dollars in millions)	December 31, 2013	September 30, 2013	December 31, 2012

Cash Flows from Operating Activities:
Net income (loss)	$14	$(21)	$(56)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	204	203	186
Asset retirement obligation adjustment	—	—	(47)
Loss on impairment	7	—	—
Non-cash compensation expense attributable to stock awards	36	30	33
Loss on modification and extinguishment of debt, net	67	17	50
Accretion of debt discount and amortization of debt issuance costs	9	9	11
Accrued interest on long-term debt	(10)	(22)	42
Non-cash tax adjustments	(37)	(3)	(5)
Deferred income taxes	(34)	10	(4)
Gain on sale of property, plant and equipment and other assets	(1)	—	(1)
Other, net	(7)	(32)	(7)
Changes in working capital items:
Receivables	64	(9)	34
Other current assets	37	(1)	23
Payables	(10)	(59)	60
Deferred revenue	46	(22)	35
Other current liabilities	1	4	46
Net Cash Provided by Operating Activities	386	104	400

Cash Flows from Investing Activities:
Capital expenditures	(189)	(194)	(198)
Changes in restricted cash and securities, net	(1)	5	5
Other	1	16	6
Net Cash Used in Investing Activities	(189)	(173)	(187)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	912	590	1,187
Payments on and repurchases of long-term debt and capital leases	(986)	(611)	(1,214)
Net Cash Used in Financing Activities	(74)	(21)	(27)

Effect of Exchange Rates on Cash and Cash Equivalents	1	1	—

Net Change in Cash and Cash Equivalents	124	(89)	186

Cash and Cash Equivalents at Beginning of Period	507	596	793

Cash and Cash Equivalents at End of Period	$631	$507	$979

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$161	$178	$123